PROSPECTUS SUPPLEMENT                           Filed pursuant to Rule 424(b)(3)
To Prospectus Dated January 14, 1998,                 Registration No. 333-38995
As Supplemented to Date



                                5,204,305 Shares

                                 PHYMATRIX CORP.

                                  Common Stock

                                 -------------


     This Prospectus Supplement (the "Supplement") relates to the Prospectus dated January 14, 1998, as supplemented to date, including, without limitation, the Prospectus Supplements dated June 29, 1998 and June 30, 1998 (the "Prospectus"), to be delivered with this Supplement. All capitalized terms used but not defined in this Supplement shall have the meanings given them in the Prospectus.

     The Prospectus Supplement dated June 29, 1998 is hereby supplemented by amending the number of shares beneficially owned by Ronald Phillips as Trustee of The Julie Rothman 1993 Qualified Sub-Chapter S Trust ("Phillips") and available for resale by Phillips pursuant to the Prospectus to "699,870."


             The date of this Prospectus Supplement is July 6, 1998.